Exhibit 99.1 Cott to Acquire Primo Creating a leading pure play water company January 13, 2020Exhibit 99.1 Cott to Acquire Primo Creating a leading pure play water company January 13, 2020

Safe Harbor Statements

This presentation is neither an offer to purchase nor a solicitation of an offer to sell securities. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful.

This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and applicable Canadian securities laws conveying, among other matters, management's expectations as to the future based on plans, estimates and projections at the time these statements are made. Forward-looking statements can otherwise be identified by the use of words such as "anticipate," "believe," "could," "estimate," "expect," "feel," "forecast," "intend," "may," "plan," "potential," "predict," "project," "seek," "should," "would," "will," and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The forward looking statements in this presentation include, but are not limited to, statements related to the ability of the parties to consummate the proposed transactions on a timely basis or at all and the satisfaction of the conditions precedent to the consummation of the proposed transactions (including a sufficient number of Primo shares being validly tendered into the exchange offer to meet the minimum condition), the completion of the anticipated financing of the transaction on a timely basis if at all and on the terms currently proposed, the anticipated timing of the proposed transactions, the expectations in respect of the financial profile of the combined company and expected synergies associated with the transactions, including the expected synergies outlined in this presentation, and any contribution of Primo's acquisition to Cott's performance, the risk of litigation and regulatory action related to the proposed transaction, and the potential impact the acquisition will have on Primo or Cott and other matters related to either or both of them. Forward-looking statements involve inherent risks and uncertainties and the Company cautions you that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement. The forward-looking statements are based on assumptions regarding management's current plans and estimates. Factors that could cause actual results to differ materially from those described in this presentation include, among others: the degree of success of Cott's intended exploration of strategic alternatives for Cott's S&D Coffee and Tea Business; changes in expectations as to the closing of the transaction and the timing thereof if at all, including timing and changes in the method of financing the transactions; changes in estimates of future earnings and cash flows; expected synergies and cost savings are not achieved or achieved at a slower pace than expected; integration problems, delays or other related costs; retention of customers and suppliers; the cost of capital necessary to finance the transaction; the satisfaction of the conditions precedent to the consummation of the proposed transactions (including a sufficient number of Primo shares being validly tendered into the exchange offer to meet the minimum condition); the negative effects of the announcement or the consummation of the proposed transactions on the market price of Cott's common stock or on Cott's operating results; the risk of litigation and regulatory action related to the proposed transaction; unanticipated changes in laws, regulations, or other industry standards affecting the companies and other risks and important factors contained and identified in Cott's and Primo's filings with the Securities and Exchange Commission (the "SEC"), including their respective Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. The foregoing list of factors is not exhaustive. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Readers are urged to carefully review and consider the various disclosures, including but not limited to risk factors contained in Cott's and Primo's respective Annual Reports on Form 10-K and their quarterly reports on Form 10-Q, as well as other periodic and current reports and other filings filed with the securities commissions. Neither Cott nor Primo undertakes, except as expressly required by applicable law, to update or revise any of these statements in light of new information or future events.

2

Safe Harbor Statements (continued)

Non-GAAP Measures

To supplement its reporting of financial measures determined in accordance with GAAP, Cott utilizes certain non-GAAP financial measures. Cott utilizes adjusted EBITDA and adjusted EBITDA margin on a standalone and pro forma basis to separate the impact of certain items from the underlying business. Cott also used pro forma LTM revenue and adjusted EBITDA to provide a comparison of full year periods. Because Cott uses these adjusted financial results in the management of its business, management believes this supplemental information is useful to investors for their independent evaluation and understanding of Cott's underlying business performance and the performance of its management. With respect to our expectations of performance of Primo as it is being integrated, reconciliations of 2020 estimated adjusted EBITDA and cash on cash IRR are not available, as we are unable to quantify certain amounts that would be required to be included in the relevant GAAP measures without unreasonable effort. We expect that the unavailable reconciling items, which primarily include taxes, interest costs that would occur if the company issued debt, costs to capture synergies and phasing of capex, could significantly affect our financial results. These items depend on highly variable factors and any such reconciliations would imply a degree of precision that would be confusing or misleading to investors. We expect the variability of these factors to have a significant, and potentially unpredictable, impact on our future GAAP financial results. The non-GAAP financial measures described above are in addition to, and not meant to be considered superior to, or a substitute for, Cott's financial statements prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this earnings announcement reflect management's judgment of particular items, and may be different from, and therefore may not be comparable to, similarly titled measures reported by other companies.

Additional Information and Where to Find It

The exchange offer referenced in this presentation has not yet commenced. This communication relates to a proposed business combination between Cott and Primo. This presentation is for informational purposes only and does not constitute an offer to purchase or a solicitation of an offer to sell shares, nor is it a substitute for any offer materials that the parties will file with the SEC. At the time the exchange offer is commenced, Cott and its acquisition subsidiary will file an exchange offer statement on Schedule TO, Cott will file a registration statement on Form S-4 and Primo will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the exchange offer. Each of Cott and Primo also plan to file other relevant documents with the SEC regarding the proposed transaction. THE EXCHANGE OFFER MATERIALS (INCLUDING AN OFFER TO TENDER, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER EXCHANGE OFFER DOCUMENTS), THE SOLICITATION / RECOMMENDATION STATEMENT AND OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO ANY OF THE FOREGOING DOCUMENTS, WILL CONTAIN IMPORTANT INFORMATION. PRIMO STOCKHOLDERS ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF PRIMO SECURITIES SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING EXCHANGING THEIR SECURITIES. The Solicitation/Recommendation Statement, the Offer to Tender, the related Letter of Transmittal and certain other exchange offer documents will be made available to all of Primo's stockholders at no expense to them. The exchange offer materials and the Solicitation / Recommendation Statement will be made available for free on the SEC's website at www.sec.gov. Copies of the documents filed with the SEC by Cott will be available free of charge under the heading of the Investor Relations section of Cott's website at www.cott.com/investor-relations/. Copies of the documents filed with the SEC by Primo will be available free of charge under the SEC filings heading of the Investors section of Primo's website at http://ir.primowater.com/.

3

Management Presenters Thomas Harrington Jay Wells Billy Prim Chief Executive Officer Chief Financial Officer Executive Chairman of the Board Cott Corporation Cott Corporation and Interim President and Chief Executive Officer Primo Water Corporation 4Management Presenters Thomas Harrington Jay Wells Billy Prim Chief Executive Officer Chief Financial Officer Executive Chairman of the Board Cott Corporation Cott Corporation and Interim President and Chief Executive Officer Primo Water Corporation 4

Today’s Announcements Cott Corporation (“Cott” or the “Company”) has entered into a definitive agreement to acquire Primo Water Corporation (“Primo”) for $14.00 per share Primo is a leading provider of water dispensers, purified bottled water and selfservice refill drinking water in North America Recently, Cott announced evaluation of strategic alternatives for S&D Coffee and Tea (“S&D”) As a result, Cott continues its transition into a pure play water solutions provider Cott will be assuming the recognized water solutions brand that Primo has built by rebranding its corporate name to Primo Water Corporation (PRMW) 5Today’s Announcements Cott Corporation (“Cott” or the “Company”) has entered into a definitive agreement to acquire Primo Water Corporation (“Primo”) for $14.00 per share Primo is a leading provider of water dispensers, purified bottled water and selfservice refill drinking water in North America Recently, Cott announced evaluation of strategic alternatives for S&D Coffee and Tea (“S&D”) As a result, Cott continues its transition into a pure play water solutions provider Cott will be assuming the recognized water solutions brand that Primo has built by rebranding its corporate name to Primo Water Corporation (PRMW) 5

Next Logical Step in the Transformation to a Pure Play Water Company

2013 — Legacy Cott

Revenue Mix



Other
Energy Products
CSD
Sparkling / Flavored Water
Juice / Concentrates

2014 – 2019 — Water Acquisitions $2.0bn+

- DS Services: $1.25bn
- Eden: $520mm
- Aquaterra: $47mm
- Remington: $20mm
- Crystal Rock: $35mm
- Mountain Valley: $79mm

Divested $1.3bn of legacy CSD / Juice businesses

2019 — Cott Today

Revenue Mix



Other
HOD Water(1)
Retail
POU Filtration
S&D

2020 — Acquisition of Primo and Sale of S&D

Revenue Mix



Other
HOD Water(1) / Exchange
Retail
Dispensers
Refill / POU Filtration

	2013	2019	2020
Revenue	$2.1bn	$2.4bn	$2.0bn[2]
Growth[3]	*(5%)*	*~4%*	*~6%*
EBITDA margin[4]	*~9%*	*~13%*	*~18%*[5]

Source: Company filings, Investor presentations.
(1) Represents Home and Office Delivery.
(2) Represents Q3 2019 LTM Revenue. Excludes $50mm pro forma intercompany sales.
(3) Legacy Cott represents 2011-2013 Revenue CAGR. Cott Today and Pro Forma Cott represent 2017-2019E Revenue CAGR.
(4) Legacy Cott represents 2013 EBITDA margin. Cott Today and Pro Forma Cott represent Q3 2019 LTM EBITDA margin.
(5) Includes $35mm run-rate synergies.

6

Key Takeaways Creates a pure play water company and market leader in Home / Office Delivery (“HOD”), refill, exchange and water cooler dispensers Improves overall growth profile and margin given pure play water focus, underlying water category dynamics, combined distribution footprint, and exit of lower growth and lower margin S&D business Strengthens sustainability platform focused on refillable, reusable and recyclable containers Expected $35mm of cost synergies driven by existing Primo partnership, geographic overlap and elimination of duplicative G&A Strong pro forma financial impact including higher revenue growth, improved adjusted EBITDA margin, accretion to earnings, lower leverage and improved credit profile Singular waterfocused combined company, positioned to succeed in higher growth and higher margin water categories as a rebranded entity, creates the opportunity to be valued in line with water peers 7Key Takeaways Creates a pure play water company and market leader in Home / Office Delivery (“HOD”), refill, exchange and water cooler dispensers Improves overall growth profile and margin given pure play water focus, underlying water category dynamics, combined distribution footprint, and exit of lower growth and lower margin S&D business Strengthens sustainability platform focused on refillable, reusable and recyclable containers Expected $35mm of cost synergies driven by existing Primo partnership, geographic overlap and elimination of duplicative G&A Strong pro forma financial impact including higher revenue growth, improved adjusted EBITDA margin, accretion to earnings, lower leverage and improved credit profile Singular waterfocused combined company, positioned to succeed in higher growth and higher margin water categories as a rebranded entity, creates the opportunity to be valued in line with water peers 7

Primo Acquisition 8Primo Acquisition 8

Primo Acquisition Overview • $14.00 per share, payable in cash, stock or a combination thereof at the election of Primo shareholders, subject to proration Transaction Consideration • Maximum equity consideration of 26.8mm Cott shares issued • Cash consideration financed through new debt or proceeds from sale of S&D • Total enterprise value of $775mm Transaction Value (1) • Represents purchase multiple of approximately 8.4x 2020E Synergized Adjusted EBITDA • Pursuant to the terms of the merger agreement, Billy D. Prim and Susan E. Cates, current members of Governance Primo’s board of directors, will join Cott’s board following the closing • Cott will launch an exchange offer in no later than 10 business days Transaction Structure and Timing • Expected to close by end of Q1’20, subject to a minimum tender of a majority of Primo shares in the exchange offer and other customary conditions • In connection with the execution of the merger agreement, Primo directors and officers who are beneficial owners of 10.4% of Primo equity have entered into support agreements with Cott pursuant Exchange Offer to which they have agreed to tender their common stock in the exchange offer and elect to receive the Support Agreement stock consideration in respect of their common stock • Primo shareholders to own approximately 16% of the combined company (1) See appendix for nonGAAP reconciliation. 9Primo Acquisition Overview • $14.00 per share, payable in cash, stock or a combination thereof at the election of Primo shareholders, subject to proration Transaction Consideration • Maximum equity consideration of 26.8mm Cott shares issued • Cash consideration financed through new debt or proceeds from sale of S&D • Total enterprise value of $775mm Transaction Value (1) • Represents purchase multiple of approximately 8.4x 2020E Synergized Adjusted EBITDA • Pursuant to the terms of the merger agreement, Billy D. Prim and Susan E. Cates, current members of Governance Primo’s board of directors, will join Cott’s board following the closing • Cott will launch an exchange offer in no later than 10 business days Transaction Structure and Timing • Expected to close by end of Q1’20, subject to a minimum tender of a majority of Primo shares in the exchange offer and other customary conditions • In connection with the execution of the merger agreement, Primo directors and officers who are beneficial owners of 10.4% of Primo equity have entered into support agreements with Cott pursuant Exchange Offer to which they have agreed to tender their common stock in the exchange offer and elect to receive the Support Agreement stock consideration in respect of their common stock • Primo shareholders to own approximately 16% of the combined company (1) See appendix for nonGAAP reconciliation. 9

Primo is the U.S. Market Leader in Three Water Categories

	Category	Description		Locations	Highlight
"Razor"	**Dispensers** $59mm *8% Gross Margin*	Innovative dispenser products at attractive retail prices		~8,700 locations	Dispenser Sell Through 13% CAGR since 2013[2]
"Razor Blade"	**Exchange** $83mm *30% Gross Margin*	Pre-filled, branded purified water delivered directly to stores		~13,800 locations	31 consecutive quarters of same-store sales growth above 6%
"Razor Blade"	**Refill** $162mm[1] *31% Gross Margin*	Sustainable filtered water vended on-site at retail locations		~23,100 locations	Significant location growth opportunity

Source: Company filings, Primo management.
Note: Represents LTM revenue and LTM gross margin metrics. LTM period as of September 30, 2019.
(1) Revenue and gross margin are pro forma for sale of Glacier Ice business.
(2) Represents CAGR from Q3 2013 to Q3 2019.

10

With Primo's Strong Performance Driving Q4 2019 Sales Growth

- All three segments delivered growth in Q4'19 and are well-positioned for growth in Fiscal 2020
- Dispensers: Q4'19 Dispensers segment experienced historical sell-through which should drive strong first half 2020 sales in Exchange
- Exchange: Strong continued momentum in Q4'19, representing the 31st consecutive quarter of same-store sales growth above 6%
- Refill: Q4'19 Refill segment revenue return to growth, driven by improved same-store sales growth and reduced downtime

11

Solidifies Position as a Leading Complete Water Solutions Provider

North America	New: Cott / Primo	Nestlé	Culligan Water / AquaVenture Holdings	Waterlogic
HOD Water	✓	✓	✓	–
Refill	✓	–	–	–
Exchange	✓	✓	–	–
Bottled Water Dispensers (3-5 gallons)	✓	✓	✓	–
POU Filtration Dispensers	✓	✓	✓	✓
Europe				
HOD Water	✓	–	✓	✓
Refill	–	–	–	–
Exchange	–	–	–	–
Bottled Water Dispensers (3-5 gallons)	–	–	–	–
POU Filtration Dispensers	✓	–	✓	✓

Source: Euromonitor, Nielsen, Technavio industry report, Beverage Marketing Corporation. Zenith International – USA POU and Bottled Water Coolers Report. Beverage Marketing Corporation – US Bottled Water Through 2023 Report (August 2019) and Company websites.

12

Significantly Expands Channel Diversification and Consumer Reach

Cott Today

- > 3,600 HOD direct-to-consumer routes
  - Covers over 90% of the US population
  - Market leader in Canada and Europe
- Caters to 2.5 million customers
- Leading provider of POU filtration dispensers



Primo

Dispensers	Exchange	Refill
~8,700 locations	~13,800 locations	~23,100 locations

Channels

Mass Merchant	Convenience
Home Improvement	Drug
Club	Dollar Stores
Grocery	E-Commerce

Customers

Enhanced Consumer Reach

Enhances Cott's *Customer For Life Promise* by expanding sustainable healthy hydration offerings and reaching consumers across a wider range of price points

13

Clear Strategies for Growth

Organic Opportunities

- HOD water growth from customers, consumption and pricing initiatives
- Commercial filtration growth through innovation of water dispensers and expanded salesforce
- Coordinated retail penetration, location growth and cross sell across North American footprint
- Expand all three Primo segments across European footprint
- Enhance e-commerce partnerships with HOD delivery and dispenser coordination
- Coordinated efforts around dispenser sales (razor blade) and both exchange (razor) and HOD (razor) programs
- Leverage Cott's PureFlo intellectual property in Refill

M&A Opportunities

- Commitment to continued tuck-in M&A to expand leading presence in Route Based Services
- Focus on tuck-ins of Refill

Historical Tuck-ins

Deep Rock Water
Remington Pure
Crystal Rock
The Mountain Valley
"The Water Guy"
Viteau voel je goed

14

Helping the World Become More Sustainable Responsible Sourcing Reduce and Recycle Reuse and Repurpose Efficient Transport Eight years of carbon neutrality in Europe We work to reduce the environmental impact of our operations as much as possible, including Carbon neutral in North America RBS optimized routing, efficient fuel alternatives segment by 2022 such as propane, bottle reuse and recycling, and einvoicing among other initiatives. Member of Alliance for Water Stewardship 15Helping the World Become More Sustainable Responsible Sourcing Reduce and Recycle Reuse and Repurpose Efficient Transport Eight years of carbon neutrality in Europe We work to reduce the environmental impact of our operations as much as possible, including Carbon neutral in North America RBS optimized routing, efficient fuel alternatives segment by 2022 such as propane, bottle reuse and recycling, and einvoicing among other initiatives. Member of Alliance for Water Stewardship 15

Substantial Cost Synergies

Cott will utilize its acquisition experience, footprint, logistics channels and leading competencies in filtration and distribution to drive synergies over a three-year period

1 G&A Reduction

- **Streamline back-office operations and eliminate duplicative G&A**
- **Key areas:**
  - Public Company Costs
  - Shared Services

2 Facility Optimization & Consolidation

- **Drive efficiencies across footprint**
  - Combined refill and filtration techs and operations
  - Facility optimization

3 Procurement

- **Collaborate with suppliers**

$35mm annual expected synergies

(1.7% of combined revenue)


$7.5
$25.0
$35.0
2020E
2021E
2022E

16

Increases Route Density and Geographic Footprint in Refill Primo Coverage Area Cott Coverage Area 17Increases Route Density and Geographic Footprint in Refill Primo Coverage Area Cott Coverage Area 17

Financial Impact 18Financial Impact 18

Strong Pro Forma Financial Profile

	Cott	+ Primo	− S&D Coffee & Tea	= Cott Primo
LTM Q3'19 Revenue ($bn)	$2.4	$0.3	$0.6	**$2.0[3]**
Revenue Growth	*~4%[1]*	*~7%[2]*	*Flat*	***~6%***
LTM Q3'19 Adj. EBITDA ($mm)	$313	$50	$40	**$359[4]** $35mm synergies
Adj. EBITDA margin	*13%*	*17%*	*7%*	***18%[4]***

Source: Company filings, Cott and Primo management.
Note: Revenue growth represents 2017-2019E CAGR. EBITDA margin represents LTM Adj. EBITDA margin. LTM period as of September 30, 2019.
(1) Pro forma for sale of RCI/Concentrate business as well as the legacy Cott Beverages business sold in January 2019 and January 2018, respectively.
(2) Adjusted to exclude the sale of Glacier Ice business.
(3) Elimination of $50mm pro forma intercompany revenue.
(4) Includes $35mm run-rate synergies.

19

Financial Highlights The acquisition squarely meets the Company’s quantitative and qualitative acquisition criteria, including: Accretive to revenue growth and EBITDA margin Accretive to earnings per share Cashoncash returns in excess of the Company’s cost of capital Targeting <3.5x leverage after sale of S&D and <3.0x post synergy capture Further solidifies credit profile Limited commodity exposure Free cash flow generation used for capital deployment including commitment to: Accretive M&A Dividend policy Debt reduction Share buybacks Tax efficiency Tax efficient divestiture of S&D using existing NOLs Acquisition of Primo includes $254mm of Federal NOLs 20Financial Highlights The acquisition squarely meets the Company’s quantitative and qualitative acquisition criteria, including: Accretive to revenue growth and EBITDA margin Accretive to earnings per share Cashoncash returns in excess of the Company’s cost of capital Targeting <3.5x leverage after sale of S&D and <3.0x post synergy capture Further solidifies credit profile Limited commodity exposure Free cash flow generation used for capital deployment including commitment to: Accretive M&A Dividend policy Debt reduction Share buybacks Tax efficiency Tax efficient divestiture of S&D using existing NOLs Acquisition of Primo includes $254mm of Federal NOLs 20

Business and Financial Metrics Better Aligned with our Water and Route Based Peers

Water

Key attributes:

- Attractive category growth
- Fragmented market
- Revenue Growth: ~6%
- EBITDA Margin: ~19%
- Multiple: ~14x

Cott / Primo

- **Revenue Growth: ~6%**
- **EBITDA Margin: ~18%**

Route Based Services

Key attributes:

- Recurring, predictable revenue
- Leverage scale and route density
- Revenue Growth: ~4%
- EBITDA Margin: ~21%
- Multiple: ~12x

Source: FactSet

Note: Market data as of January 3, 2020. Above companies represent an example of peers that management believes align with their business. Other sample populations could differ from those listed above. Water peers include AquaVenture, Evoqua, Nestlé, Pentair and Xylem. Route Based Services peers include ABM, Aramark, ChemEd, Cintas, Covanta, K-Bro Linen, ServiceMaster, UniFirst, US Ecology, Waste Management and Waste Connections. Revenue growth represents median 2019E – 2021E Revenue CAGR of selected peers. EBITDA margin represents median 2019E EBITDA margin of selected peers. Valuation multiple represents median TEV / 2020E EBITDA multiple of selected peers.

21

Key Takeaways Creates a pure play water company and market leader in HOD, refill, exchange and water cooler dispensers Improves overall growth profile and margin given pure play water focus, underlying water category dynamics, combined distribution footprint, and exit of lower growth and lower margin S&D business Strengthens sustainability platform focused on refillable, reusable and recyclable containers Expected $35mm of cost synergies driven by existing Primo partnership, geographic overlap and elimination of duplicative G&A Strong pro forma financial impact including higher revenue growth, improved adjusted EBITDA margin, accretion to earnings, lower leverage and improved credit profile Singular water-focused combined company, positioned to succeed in higher growth and higher margin water categories as a rebranded entity, creates the opportunity to be valued in line with water peers 22Key Takeaways Creates a pure play water company and market leader in HOD, refill, exchange and water cooler dispensers Improves overall growth profile and margin given pure play water focus, underlying water category dynamics, combined distribution footprint, and exit of lower growth and lower margin S&D business Strengthens sustainability platform focused on refillable, reusable and recyclable containers Expected $35mm of cost synergies driven by existing Primo partnership, geographic overlap and elimination of duplicative G&A Strong pro forma financial impact including higher revenue growth, improved adjusted EBITDA margin, accretion to earnings, lower leverage and improved credit profile Singular water-focused combined company, positioned to succeed in higher growth and higher margin water categories as a rebranded entity, creates the opportunity to be valued in line with water peers 22 thankyou www.cott.comthankyou www.cott.com

Appendix – Non-GAAP ReconciliationsAppendix – Non-GAAP Reconciliations

2020 SYNERGIZED ADJUSTED EBITDA MULTIPLE Supplementary Information – Non-GAAP Unaudited (in millions of U.S. dollars excluding multiple) (1) Estimated 2020 Adjusted EBITDA $ 57 (2) Run-rate synergies 35 2020 synergized adjusted EBITDA $ 92 Approximate purchase price $ 775 2020 synergized adjusted EBITDA multiple 8.4x Source: Cott and Primo management (1) See NonGAAP Measures section in Safe Harbor Statements located on slides 2 and 3. (2) Please refer to slide 16 for additional details on runrate synergies and ramping period. 252020 SYNERGIZED ADJUSTED EBITDA MULTIPLE Supplementary Information – Non-GAAP Unaudited (in millions of U.S. dollars excluding multiple) (1) Estimated 2020 Adjusted EBITDA $ 57 (2) Run-rate synergies 35 2020 synergized adjusted EBITDA $ 92 Approximate purchase price $ 775 2020 synergized adjusted EBITDA multiple 8.4x Source: Cott and Primo management (1) See NonGAAP Measures section in Safe Harbor Statements located on slides 2 and 3. (2) Please refer to slide 16 for additional details on runrate synergies and ramping period. 25

LTM PRO FORMA REVENUE
Supplementary Information – Non-GAAP
Unaudited

(in millions of U.S. dollars)

Cott Consolidated		QTD 12/29/18		YTD 9/28/19		LTM 9/28/19
Revenue	$	599.2	$	1,794.3	$	2,393.5
Pro forma adjustments for RCI / Concentrate		(20.4)		(7.2)		(27.6)
Pro forma revenue	**$**	**578.8**	**$**	**1,787.1**	**$**	**2,365.9**

S&D Coffee and Tea		QTD 12/29/18		YTD 9/28/19		LTM 9/28/19
Revenue	$	155.8	$	443.4	$	599.2

Primo Water		QTD 12/31/18		YTD 9/30/19		LTM 9/30/19
Revenue	$	70.9	$	236.3	$	307.2
Pro forma adjustments for Glacier Ice[(1)]		(1.2)		(2.7)		(3.9)
Pro forma revenue	**$**	**69.6**	**$**	**233.6**	**$**	**303.3**

Source: Company filings, Cott and Primo management.
(1) QTD 12/31/18 figure represents an estimate.

26

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (EBITDA)
Supplementary Information – Non-GAAP
Unaudited

LTM 9/28/19	Cott Consolidated	S&D Coffee and Tea[1]	Primo Water	Pro Forma
(in millions of U.S. dollars)				
Net income	$ (3.1)	$ 14.1	$ 3.9	$ (13.3)
Interest expense, net	77.9	-	11.2	89.1
Income tax expense (benefit)	2.7	-	-	2.7
Depreciation & amortization	191.0	23.5	27.7	195.2
EBITDA	$ 268.5	$ 37.6	$ 42.8	$ 273.7
Acquisition and integration costs	14.7	0.2	2.4[2]	16.9
Share-based compensation costs	10.7	0.5	4.4	14.6
Loss on diposal of property, plant and equipment, net	10.2	0.8	-	9.4
Foreign exchange and other losses (gains), net	4.7	-	-	4.7
Other	4.3	0.8	0.7	4.2
Adjusted EBITDA	$ 313.1	$ 39.9	$ 50.3	$ 323.5

Source: Company filings, Cott and Primo management.
(1) S&D Coffee and Tea's net income excludes impact of interest expense, income tax expense (benefit), and intercompany cost allocations as this information is currently unavailable.
(2) Primo Water $2.4 million adjustment includes charges such as (i) acquisition-related expenses, (ii) expenses associated with restructuring and other costs, and (iii) activist investor-related expenses.

27

LTM PRO FORMA REVENUE AND ADJUSTED EBITDA MARGIN% Supplementary Information – Non-GAAP Unaudited (in millions of U.S. dollars) Cott S&D Coffee and LTM 9/28/19 Consolidated Tea Primo Water Adjustments Pro Forma (2) Revenue $ 2,365.9 $ 599.2 $ 303.3 $ (50.0) $ 2,020.0 (3) (4) (1) Adjusted EBITDA $ 313.1 $ 39.9 $ 50.3 $ 35.0 $ 358.5 Adjusted EBITDA margin% 13% 7% 17% 18% Source: Company filings, Cott and Primo management. (1) See slide 27. (2) Elimination of estimated pro forma intercompany revenue. (3) Expected synergies (threeyear capture by year 2022). (4) Represents synergized pro forma LTM Adjusted EBITDA. 28LTM PRO FORMA REVENUE AND ADJUSTED EBITDA MARGIN% Supplementary Information – Non-GAAP Unaudited (in millions of U.S. dollars) Cott S&D Coffee and LTM 9/28/19 Consolidated Tea Primo Water Adjustments Pro Forma (2) Revenue $ 2,365.9 $ 599.2 $ 303.3 $ (50.0) $ 2,020.0 (3) (4) (1) Adjusted EBITDA $ 313.1 $ 39.9 $ 50.3 $ 35.0 $ 358.5 Adjusted EBITDA margin% 13% 7% 17% 18% Source: Company filings, Cott and Primo management. (1) See slide 27. (2) Elimination of estimated pro forma intercompany revenue. (3) Expected synergies (threeyear capture by year 2022). (4) Represents synergized pro forma LTM Adjusted EBITDA. 28